Aquilex Holdings, LLC and Subsidiaries

September 30, 2010

Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aquilex Holdings LLC (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2010 as filed with the Securities and Exchange Commission (the “Report”), each of L.W. Varner, Jr., Principal Executive Officer of the Company, and Jay W. Ferguson, Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ L.W. Varner, Jr.
L.W. Varner, Jr.
Chief Executive Officer and President
November 15, 2010

/s/ Jay W. Ferguson
Jay W. Ferguson
Senior Vice President and Chief Financial Officer
November 15, 2010

The foregoing certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section. The foregoing certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.